UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

Dollar General Corporation
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01       REGULATION FD DISCLOSURE.

On June 18, 2007, Dollar General Corporation (the “Company”) issued the news release that is attached hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein, in which the Company provided an update on certain aspects of its proposed merger (the “Merger”) with Buck Acquisition Corp., a Tennessee corporation (“Buck”) pursuant to the previously announced agreement and plan of merger entered into on March 11, 2007. Buck is indirectly controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P.

On June 18, 2007, the Company also issued the news release that is attached hereto as Exhibit 99.2 and incorporated by reference as if fully set forth herein, in which the Company announced that Buck had launched an offer of $1.9 billion in notes, the proceeds of which would be used to pay, in part, the consideration to be paid to the Company’s shareholders in the Merger.

On June 21, 2007, the Company issued the news release that is attached hereto as Exhibit 99.3 and incorporated by reference as if fully set forth herein, in which the Company announced that its shareholders had approved the Merger.

The information in this Current Report on Form 8-K and the exhibits that are incorporated herein by reference are being “furnished” pursuant to Item 7.01 "Regulation FD Disclosure" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act, unless it is expressly set forth by specific reference in such filing.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial statements of businesses acquired.  N/A
(b)    Pro forma financial information.  N/A
(c)    Shell company transactions. N/A
(d)    Exhibits.  See Exhibit Index immediately following the signature page hereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2007	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated June 18, 2007 regarding update on status of merger.
99.2	News release dated June 18, 2007 regarding Buck note offering.

99.3	News release dated June 21, 2007 regarding shareholder approval.

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